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                                                          EXHIBITS 5.1 and 8.1

                  [Letterhead of Mayer, Brown, Rowe & Maw LLP]




                                                  Mayer, Brown, Rowe & Maw LLP
                                                     190 South La Salle Street
                                                 Chicago, Illinois  60603-3441

                                                       Main Tel (312) 782-0600
                                                       Main Fax (312) 701-7711
                                                        www.mayerbrownrowe.com


                                April 23, 2004



WFN Credit Company, LLC
220 West Schrock Road
Westerville, OH 43801

Re:   WFN Credit Company, LLC
      World Financial Credit Card Master Trust
      World Financial Network Credit Card Master Note Trust
      AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

     We have acted as special counsel for WFN Credit Company, LLC, a Delaware limited liability company ("WFN LLC"), in connection with the filing by WFN LLC, World Financial Network Credit Card Master Trust ("WFNMT") and World Financial Network Credit Card Master Note Trust (the "Trust"), as co-registrants, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration Nos. 333-113669, 333-113669-01 and 333-113669-02),
as amended (the "Registration Statement"), and the related base prospectus, dated as of the date hereof (the "Base Prospectus") and the forms of prospectus supplements (together with the Base Prospectus, the "Prospectus"), filed by WFN LLC, WFNMT and the Trust under the Act, registering asset-backed notes (the "Notes") secured by a series of Investor Certificates issued pursuant to the Pooling and Servicing Agreement and Collateral Series Supplement referred to below and designated pursuant thereto as the "Collateral Certificate". The Collateral Certificate represents an undivided interest in the receivables in a portfolio of private label credit card accounts and related assets held by WFNMT. The Notes of a particular Series will be issued pursuant to a Master Indenture dated as of August 1, 2001 (the "Master Indenture"), between the Trust and BNY Midwest Trust Company, as indenture trustee (the "Indenture Trustee"), as amended by the Omnibus Amendment, dated as of March 31, 2003, among WFN LLC, the Trust and World Financial Network National Bank, and Supplemental Indenture No. 1, dated as of August 13, 2003, between the Trust and the Indenture Trustee, and a related Indenture Supplement (the "Indenture Supplement") between the Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.4 to the Registration Statement. The Collateral Certificate has been issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of January 17, 1996, amended and restated as of September 17,1999 and amended and restated a


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April 23, 2004
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second time as of August 1, 2001 (the "Pooling and Servicing Agreement"),
between WFN LLC and BNY Midwest Trust Company, as trustee (the "Certificate Trustee") and a Collateral Series Supplement, dated as of August 21, 2001 (the "Collateral Series Supplement") between WFN LLC and the Certificate Trustee.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Master Indenture.

     We have examined executed copies of the Registration Statement, the Master Indenture, the form of Indenture Supplement, the Pooling and Servicing Agreement, the Collateral Series Supplement and the Collateral Certificate and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the "Transaction Documents").

     We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Series created as described in the Registration Statement and that the Notes will, at your direction, be sold by the Trust for reasonably equivalent consideration.

     We have also assumed that: (i) the Transaction Documents, the Collateral Certificate and the Notes have been or will be duly authorized by all necessary corporate action; (ii) the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Master Indenture; (iii) the issuance and sale of the Collateral Certificate were not contrary to any applicable law, rule, regulation or order; and (iv) the Collateral Certificate has been issued and sold in accordance with the terms of the Pooling and Servicing Agreement, duly executed and delivered by WFN LLC and authenticated by the Certificate Trustee in accordance with the terms of the Pooling and Servicing Agreement, and issued and delivered against payment therefor.

     In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of WFN LLC and its affiliates are correct. In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder.
We express no opinion with respect to any series of Notes or any Collateral Certificate for which we do not act as counsel to you.

     The opinion set forth in paragraph 3 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

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April 23, 2004
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     On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

     1. When the Indenture Supplement for a Series of Notes has been duly and validly authorized, executed and delivered by the Trust and the Indenture Trustee substantially in the form filed as an exhibit to the Registration Statement and the Notes of that Series have been duly executed, authenticated, delivered and sold as contemplated in the Master Indenture and the Registration Statement, such Notes will be legally and validly issued and binding obligations of the Trust.

     2 The Collateral Certificate is legally and validly issued and outstanding and the holder of the Collateral Certificate will be entitled to the benefits of the Pooling and Servicing Agreement.

     3. While the Tax Description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Federal Income Tax Consequences", which discusses the federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We note, however, that the forms of prospectus supplement filed with the Registration Statement does not relate to a specific transaction. Accordingly, the above referenced description of the federal income tax consequences may, under certain circumstances, require modification when an actual transaction is undertaken.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

     Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

     We are members of the Bar of the State of Illinois and New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the General Corporation Law of Delaware and the Federal law of the United States.

                                              MAYER, BROWN, ROWE & MAW LLP

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April 23, 2004
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                                          /s/ Mayer, Brown, Rowe & Maw LLP